EXHIBIT 10.6

                           PURCHASE AND SALE AGREEMENT

THIS PURCHASE AND SALE AGREEMENT, dated as of the ____ day of April, 2007 ("Agreement"), by and between Gryphon Field Services Company, LLC, a Texas Corporation ("Gryphon Field Services" and/or "Buyer"), and Caldwell Production Company, Inc., a Texas Corporation ("Caldwell" and/or "Seller"). Buyer and Seller are called herein individually the "Party" or collectively the "Parties".

For and in consideration of the mutual covenants, obligations and benefits made and obtained herein, the Parties agree as follows:

1. Purchase and Sale. Subject to the terms and conditions set forth below, Seller shall sell, and Buyer shall purchase, all of Seller's right, title, and interest in equipment ("Equipment") included in the sale is as shown in Exhibit "A" which includes well servicing rigs, ten pickup trucks, winch truck, water truck, and backhoe with trailer, along with other equipment as shown on Exhibit "A". For any appropriate equipment, title documentation will be provided at closing by seller. It is understood that all Equipment listed in Exhibit "A", is provided free of all liens or encumbrances.

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2. Purchase Price. In exchange for conveyance of the Equipment, Buyer shall pay to Seller for the Equipment, a total of Two Hundred Ninety One Thousand Five Hundred dollars, ($291,500.00) the ("Purchase Price"). The Purchase Price may be adjusted as described herein, and shall be payable at the Closing, in certified funds or by wire transfer to an account designated. Seller shall supply wire transfer instructions no later than two (2) days prior to the Closing.

3. Effective Date. The transfer of title to the Equipment from Seller to Buyer shall be effective as of April 1, 2007 ("Effective Date").

4. Closing. Closing shall take place on April 15, 2007, ("Closing Date"), at Seller's Office, or in a manner agreed to by the parties. Closing may occur earlier with agreement of the parties. The Parties hereto agree to use their good faith efforts to close the transaction contemplated hereby by the Closing Date. In the event of the failure to close the transaction contemplated hereby on or prior to the Closing Date, due in no part to either Party having breached this Agreement, the Parties shall use best efforts to agree in writing upon a date by which the transaction contemplated hereby shall close. In the event the Parties are unable to reach agreement as to such an extension of the Closing Date prior to 5:00 PM central time on the Closing Date, the Agreement shall be deemed to have been terminated by mutual consent of the Parties. As part of Closing, the following shall occur: (a) Execution and Delivery of Documents and Instruments. The Parties shall execute, acknowledge and deliver instruments as may be reasonably required to consummate the agreements of the Parties hereunder

     (b) Payment of Purchase Price. Buyer shall deliver the Purchase Price, to Seller by wire transfer. Seller asserts that equipment is sold free and clear of liens or encumbrances.

5. Conditions to Closing.

(a) Funding. Buyer has arranged with a commercial bank ("Bank") to have available by the Closing Date sufficient funds to enable Buyer to pay in full the Purchase Price as herein provided and otherwise to perform its obligations under this Agreement, subject to the completion of the conditions precedent listed below and known to the Buyer and provided to Seller, and which require cooperation of Seller:

(i) Buyer has entered into a written agreement to acquire the Properties from Caldwell Production Co., Inc. ;

(ii) Buyer has been provided a copy of the 2006 Lease Operating Statement ("LOS"), and Revenue Statements for the Properties that are being sold to Buyer. The 2006 LOS, and Revenue shall be in the same format as the Statements for 2004-2005, previously provided to the Buyer by Seller;

(iii) Buyer has obtained an acquisition title opinion on the acquired properties.;

(iv) Buyer has received a Phase I Environmental Site Assessment on the acquired properties;

(v) A Bank representative of the Buyer's lender has made a site inspection of the acquired properties accompanied by a representative of Buyer.

(b) Conduct of Business through Closing Date. From the date of execution hereof through the Closing Date, the Seller shall (i) use its commercially reasonable efforts to maintain, preserve and protect the Equipment, and (ii) not take any action which in any manner affects negatively the ownership, physical location, value or operation of the Equipment.

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(c) Representations and Warranties. The representations and warranties of Seller contained in this Agreement in or in any certificate or document executed and delivered by Seller to Buyer pursuant to this Agreement in Sellers best judgment shall have been true and correct on the date made and shall be true and correct in all respects, on and as of the Closing Date as though such representations and warranties were made at and as of such date, and shall survive the Closing.

(d) Compliance with Agreement. On and as of the Closing Date, Seller shall have performed and complied in all respects with the covenants and agreements required by this Agreement to be performed and complied with by Seller on or before the Closing Date.

(e) No Action or Proceeding. On the Closing Date, no action or proceeding in which Seller is a named party by any public authority or any other person shall be pending before any court or administrative body or overtly threatened to restrain, enjoin or otherwise prevent the consummation of this Agreement or the transactions contemplated hereby, and no action or proceeding in which Seller is a named party by any public authority or private person shall be pending before any court or administrative body or overtly threatened to recover any damages or obtain other relief as a result of this Agreement or the transactions contemplated herein or as a result of any agreement entered into in connection with or as a condition precedent to the consummation thereof, which action or proceeding could result in a decision, ruling or finding which will materially and adversely affect Buyer's ability to conduct normal operations with the Equipment after the Closing, then the agreement may be terminated.

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6. Taxes and Fees.

(a) Buyer shall pay any sales, use and transfer taxes relating to the sale and transfer of the Equipment under this Agreement.

(c) Buyer shall pay any recording fees and all documentary transfer taxes assessed as a result of recording or filing documents effecting or evidencing the transfer of the Equipment from Seller to Buyer.

7. Representations and Warranties of Seller. The Seller represents and warrants to Buyer as follows:

(a) Seller has all authority necessary to enter into this Agreement and to sell the Equipment on the terms provided herein and to perform all obligations hereunder.

(b) This transaction will not: (1) result in the breach of any term or condition of, or constitute a default or cause the acceleration of any obligation under, any agreement or instrument to which it is a party or is otherwise bound; (2) violate or conflict with any applicable judgment, decree, order, permit, law, rule or regulation; or (3) result in any material liability to Buyer under the terms of any contracts or agreements.

(c) This Agreement is duly executed and delivered on Seller's behalf and at Closing all documents and instruments required hereunder will be duly executed and delivered. This Agreement does, and such documents and instruments shall, constitute legal, valid and binding obligations enforceable in accordance with their terms, except to the extent enforceability may be affected by bankruptcy, reorganization, insolvency or similar laws affecting creditors' rights generally.

(d) At Closing Seller shall transfer all right, title and interest in the Equipment, free and clear from any and all mortgages, liens, encumbrances, claims or lawsuits which affect the Equipment by Seller. Seller is unaware of any mortgages, liens, encumbrances, security interests, judgments, claims or lawsuits which may affect Seller's interest in the Equipment.

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(e) Seller has paid all required taxes relating to the Equipment as listed in
Exhibit "A" of any nature to which the Equipment is subject, including sales taxes and all taxes shown to be due and payable to which the Equipment may be subject, on or before the date hereof have been paid. There are no agreements, waivers or other arrangements providing for an extension of time with respect to the assessment of any such tax or deficiency against the Seller nor suits, nor any other actions, proceedings, investigations or claims now pending or threatened against the Seller, in respect to any such tax or assessment, or any matters under discussion with any authority relating to any such taxes or assessments, or any claims for additional taxes or assessments asserted by any such authority.

(f) There are no suits, actions, claims, and inquiries, legal, administrative or arbitration proceedings pending, investigations by any private or governmental body, or claims threatened against or affecting the Seller or Seller's interest in the Equipment, or which question the validity or legality of the transactions contemplated hereby or with regard to this Agreement or the ownership of the Seller. Seller does not know of any basis or grounds for any such suit, action, claim, inquiry, investigation or proceedings. There is no known outstanding order, writ, injunction or decree of any court, governmental agency or arbitration tribunal against or affecting Seller or Seller's interest in the Equipment.

(g) The Equipment and all operations thereon are and have been operated by Seller in compliance with all applicable federal, state or local laws as far as Seller reasonably knows or believes..

(h) All laws, regulations and orders of all governmental agencies having jurisdiction over the Equipment or operations conducted thereon have been and will continue to be complied with in all material respects until the Closing Date. Seller has obtained all material necessary permits from governmental agencies having jurisdiction in connection with the Equipment. (m)

(i) Seller has incurred no liability, contingent or otherwise, for brokers' or finders' fees relating to the transactions contemplated by this Agreement for which Buyer shall have any responsibility whatsoever.

(j) Seller has made available to Buyer for examination, all title and other information relating to the Equipment insofar as the same is in Seller's possession and after Closing will cooperate with Buyer in Buyer's efforts to obtain such additional information relating to the Equipment that Seller has in its possession, as Buyer may reasonably require.

 (k) Prior to the Closing Date, Seller has used reasonable efforts to maintain its relationships with all suppliers and others having business relationships with Seller with respect to the Equipment so that such relationships will be preserved for Buyer on and after the Closing Date.

8. Representations and Warranties of Buyer. Buyer represents and warrants that:

(a) It is a corporation duly organized, validly existing and in good standing under the laws of the state of Texas and will be duly qualified to do business in Texas where the Equipment is located by closing date.

(b) It has all authority necessary to enter into this Agreement and to purchase the Equipment on the terms provided herein and to perform all its obligations hereunder;

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(c) This transaction will not: (1) violate or conflict with any provision of its
Articles of Incorporation, Bylaws, or other governing documents; (2) result in the breach of any term or condition of, or constitute a default or cause the acceleration of any obligation under, any agreement or instrument to which it is a party or is otherwise bound; or (3) violate or conflict with any applicable judgment, decree, order, permit, law, rule or regulation; and

(d) This Agreement is duly executed and delivered on its behalf and at Closing all documents and instruments required hereunder will be duly executed and delivered. This Agreement does, and such documents and instruments shall, constitute legal, valid and binding obligations enforceable in accordance with their terms, except to the extent enforceability may be affected by bankruptcy, reorganization, insolvency or similar laws affecting creditors' rights generally.

9. Access to Seller's Information. Seller has made available to Buyer during normal business hours at Seller's offices all material files, records, documents and data in Seller's possession relating to the Equipment, including title .

10. Access to Seller's Equipment. Seller has given Buyer or Buyer's authorized representatives, physical access to the Equipment without limitation for purpose of inspecting and for conducting such studies, investigation and other due diligence as Buyer, in its sole discretion, deems appropriate or desirable.

11. Waiver. Any of the terms, provisions, covenants, representations, warranties or conditions hereof may be waived only by written instrument executed by the Party waiving the compliance. The failure of either Party at any time or times to require performance of any provisions hereof shall in no manner affect such Party's right to enforce the same. No waiver by either Party of any condition or of the breach of any term, provision, covenant, representation or warranty contained in this Agreement, whether by conduct or otherwise, in any one or more instances, shall be deemed to be construed as a further or continuing waiver of any such condition or breach, or a waiver of any other condition or of the breach of any other term, provision, covenant, representation or warranty.

12. Disclaimer of Representations and Warranties. Except as expressly set forth in this Agreement and documents delivered pursuant to Closing, the Parties hereto make no, and disclaim any, representation or warranty whatsoever, whether express or implied. Each Party hereto disclaims all liability and responsibility for any other representation, warranty, statement, or communication (orally or in writing) to the other Party (including, but not limited to, any information contained in any opinion, information, or advice that may have been provided to any such Party by any officer, stockholder, director, partner, member, manager, employee, agent, consultant, representative, or contractor of such disclaiming Party or any engineer or engineering firm, or other agent, consultant, or representative) wherever and however made. Without limiting the generality of the foregoing, Seller makes no representation or warranty as to (a) the amount, value, quality, or deliverability of petroleum, natural gas, or other reserves attributable to the Equipment or any portion thereof, or (b) any geological, engineering, or other interpretations or economic evaluations. ALL TANGIBLE EQUIPMENT, EQUIPMENT, FIXTURES AND APPURTENANCES CONSTITUTING A PART OF THE EQUIPMENT ARE SOLD "AS IS, WHERE IS," AND SELLER MAKES NO, AND DISCLAIMS ANY, REPRESENTATION OR WARRANTY, WHETHER EXPRESS OR IMPLIED, AND WHETHER BY COMMON LAW, STATUTE, OR OTHERWISE, AS TO (i) MERCHANTABILITY, (ii) FITNESS FOR ANY PARTICULAR PURPOSE, (iii) CONFORMITY TO MODELS OR SAMPLES OF MATERIALS, AND/OR
(iv) CONDITION.

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13. Severability. Any term or provision of this Agreement that is invalid or unenforceable in any situation and in any jurisdiction shall not affect the validity or enforceability of the remaining terms and provisions hereof or the validity or enforceability of the offending term or provision in any other situation or in any other jurisdiction.

14. No Third Party Beneficiaries. This Agreement shall not confer any rights or remedies upon any person other than the Parties and their respective successors and permitted assigns, and other persons given rights of indemnification hereunder.

15. Construction. The Parties have participated jointly in the negotiating and drafting of this Agreement. In the event ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the Parties and no presumption or burden of proof shall arise favoring or disfavoring either Party by virtue of the authorship of any of the provisions of this Agreement. Any reference to any federal, state, local or foreign statute or law should be deemed also to refer to all rules and regulations promulgated there under, unless the contexts requires otherwise. The word "including" shall mean including, without limitation. If the date specified in this Agreement for giving any notice or taking any action is not a business day (or if the period during which any notices required to be given or any action taken expires on a date which is not a business day) then the date for giving such notice or taking such action (and the expiration date for such period during which notice is required to be given or action taken) shall be the next day which is a business day.

16. Cooperation and Notification. Seller and Buyer each agree to execute and deliver such instruments or documents or take such further action as may reasonably be required to carry out the intent of this Agreement.

17. Survival of Provisions. All representations, warranties, indemnifications, covenants, obligations and promises of the Parties set forth in this Agreement shall survive Closing. All documents conveying the Equipment shall incorporate by reference the terms and conditions of this Agreement.

18. Costs and Expenses. Except as otherwise expressly provided herein, each Party shall bear and pay their own costs and expenses, including but not limited to court costs, attorney's fees, accountants, and other advisors, incurred at any time in connection with pursuing or consummating this transaction and all activities related to this transaction.

19. Joint Venture, Partnership and Agency. Nothing contained in this Agreement shall be deemed to create a joint venture, partnership, tax partnership or agency relationship between the Parties.

20. Recording and Filing. This Agreement shall not be recorded or filed by either Party, or their successors or assigns, in or with any public or government office, officer, agency or records repository without the prior written consent of the other Party

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21. Notices. All notices and consents required or authorized hereunder shall be in writing and shall be deemed to have been duly given by one Party if delivered personally, telexed with receipt acknowledged, mailed by certified mail with return receipt requested, delivered by a recognized commercial courier or otherwise actually received by the other Party at the address set forth below, or such other address as one Party shall have designated by ten (10) days prior written notice to the other Party: Buyer's Mailing Address:

Gryphon Field Services Company, LLC

P.O. Box 742 Pampa, TX 79066
Seller's Address:

Caldwell Production Company, Inc
2518 Duncan
Pampa, TX 76065

22. Time of Performance. Time is of the essence in the performance of all covenants and obligations under this Agreement.

23. Entire Agreement. This Agreement constitutes the entire agreement between the Parties with respect to this transaction and supersedes all prior negotiations, statements, representations, discussions, correspondence, offers, agreements and understandings relating to this transaction. This Agreement may be modified, amended of supplemented only upon the prior written agreement of the Parties.

24. Assignment. Neither Party may sell, assign, transfer, convey, option, mortgage, pledge or hypothecate their rights and obligations hereunder to any third-party without the prior written consent of the other Party. Any attempted assignment or delegation in violation of these terms will be void. Upon any authorized or approved sale, assignment, transfer, conveyance, option, mortgage, pledge or hypothecation hereunder, all of the terms, covenants and conditions of this Agreement shall be binding upon and inure to the benefit of the respective successors and assigns of the Parties.

25. Applicable Law. THIS AGREEMENT, OTHER DOCUMENTS EXECUTED AND DELIVERED PURSUANT HERETO, AND THE LEGAL RELATIONS BETWEEN THE PARTIES WITH RESPECT TO THIS AGREEMENT, SHALL BE GOVERNED AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF TEXAS, AND THE PARTIES AGREE THAT THE ONLY PROPER JURISDICTION AND VENUE SHALL BE IN THE DISTRICT COURT OF GRAY COUNTY, TEXAS.

26. Headings. The headings used in this Agreement are inserted for convenience only and shall be disregarded in construing it.

27. No Assumption of Liabilities. Buyer is not assuming any debt, liability or obligation of Seller, whether known or unknown, fixed or contingent save and except as provided for by any other term and/or provision of this agreement.

28. Termination. This Agreement may be terminated at any time before the
Closing:

(a) By written consent of Buyer and Seller.

(b) By Buyer, upon notice of termination of their obligation to consummate the transaction delivered to Seller, if (i) there has been any material breach of any covenant of any of the Seller or Seller has materially breached any of its representations or warranties, stating in particularity the default or defaults on which the notice is based; or (ii) if the results of Buyer's Due Diligence, or any other event or circumstance, reveals a material change in value of the Equipment as previously represented to Buyer by Seller; or

(c) by Seller, upon notice of termination of its obligation to consummate the transaction delivered to Buyer, if there has been any material breach of any covenant of Buyer or Buyer has materially breached any of its representations or warranties, stating in particularity the default or defaults on which the notice is based;

29. Exhibits. Exhibits listed below are attached to this Agreement and by this reference are fully incorporated herein. Exhibit "A" Equipment Owned and Conveyed by Seller

IN WITNESS WHEREOF, the undersigned have executed this Agreement as of 16 April, 2007.

Seller:


/s/ Dennis Caldwell
--------------------------------------
DENNIS P. CALDWELL
PRESIDENT
CALDWELL PRODUCTION COMPANY INC


Buyer:


/s/ Bradley Fischer
--------------------------------------
BRADLEY W. FISHER
GRYPHON PRODUCTION COMPANY, LLC

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Exhibit A

Equipment Owned and Conveyed by Seller

o 74 Mack w/Wilson 38 Double Drum draw-works 10" x 13" single pole - tooled out (working rig)

o 75 Mack w/Frank 44 Double Drum draw-works 10"x 13" single pole - tooled out (working rig)

o    10 serviceable pickup trucks o 1 Backhoe and Trailer

o    1 Winch Truck

o    1 Water Truck o 50% of Pump Shop inventory of rod pumps